UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 30, 2015

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2015, Genworth Life and Annuity Insurance Company (“GLAIC”), an indirect wholly-owned subsidiary of Genworth Financial, Inc. (the “Company”), entered into a Master Agreement (the “Master Agreement”) with Protective Life Insurance Company (“Protective Life”). Pursuant to the Master Agreement, GLAIC and Protective Life agreed to enter into a reinsurance agreement (the “Reinsurance Agreement”), under the terms of which Protective Life will coinsure certain term life insurance business of GLAIC (the “GLAIC Block”), net of third-party reinsurance. The base ceding commission payable by Protective Life for the reinsurance of the GLAIC Block, excluding certain adjustments, is expected to be approximately $63 million.

The closing of the transactions under the Master Agreement, including execution of the Reinsurance Agreement by GLAIC and Protective Life, is conditioned on, among other things, receipt of approvals from certain regulatory authorities and satisfaction of other customary closing conditions. The closing is expected to occur during the first quarter of 2016.

The Master Agreement contains customary representations and warranties as well as customary covenants by each of the parties, including, among others, covenants concerning the operations of the GLAIC Block in the ordinary course of business pending closing and providing for mutual rights to information and cooperation between the parties. The representations and warranties in the Master Agreement are the product of negotiation between the parties to the Master Agreement and are for the sole benefit of such parties. Any inaccuracies in such representations and warranties are subject to waiver by such parties in accordance with the Master Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Master Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Master Agreement. Consequently, persons other than the parties to the Master Agreement may not rely upon the representations and warranties in the Master Agreement as characterizations of actual facts or circumstances as of the date of the Master Agreement or as of any other date. Each of GLAIC and Protective Life has agreed to indemnify the other for breaches or inaccuracies of its representations, warranties, and covenants as well as for certain other specified matters.

Item 2.06	Material Impairments.

In connection with entering into the Master Agreement, on September 30, 2015, as described above in Item 1.01, the Company concluded that it expects to record a charge for the impairment of deferred acquisition costs of approximately $450 million, resulting in an after-tax loss of approximately $275 to $325 million in the third quarter of 2015 related to the sale of the GLAIC Block. The impairment charge will not result in any significant future cash expenditures, or otherwise impact the Company’s liquidity, cash or any future operations.

The information set forth in Item 1.01 of this report is hereby incorporated by reference into this Item 2.06.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the proposed transaction and the anticipated financial impact. The proposed transaction remains subject to certain closing conditions, including regulatory approvals, and the Company cannot predict with certainty whether or when the proposed transaction will close or what the actual financial impact will be. Actual results may vary materially from those contained in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2015

GENWORTH FINANCIAL, INC.

By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel